Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report: August 7, 1996
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874                   94-2213782
  (State of other            (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification No.)
   incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
(Address of principal executive offices)                 Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500


                         Not Applicable
  (Former name or former address, if changed from last report)



Item 5.  Other Events

     On August 7, 1996, the Registrant announced that it had completed the acquisition of Falcon Seaboard Resources, Inc. ("FSRI") including FSRI's ownership interest in three operating gas-fired cogeneration plants totalling 520 MW capacity and related natural-gas pipelines for a cash purchase price of $226 million. The acquisition involved the purchase of all of the outstanding shares of FSRI, the parent company indirectly holding the significant project entities. Certain interests in oil and gas properties and subsidiaries not associated with the operating facilities previously held by FSRI were distributed to the Falcon shareholders.


Item 7.  Financial Statements and Exhibits

Exhibit 99 - Press Release dated August 7, 1996

Financial Statements will be filed at a later date as part of an amendment to this Form 8-K.


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CalEnergy Company, Inc.




                             By: \s\ Douglas L. Anderson
                             Douglas L. Anderson
                             Assistant Secretary and
                             Assistant General Counsel
                             (U.S. and Corporate)




Dated: August 7, 1996